Plains Exploration & Production Company
700 Milam, Suite 3100, Houston, TX  77002
    www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP ANNOUNCES 2009 OPERATIONAL RESULTS
REPORTS 23% INCREASE IN TOTAL PROVED RESERVES AND
320% RESERVE REPLACEMENT RATIO

HIGHLIGHTS:

•	Proved reserves increased 23% during 2009 to 359.5 million barrels of oil equivalent (BOE).

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Full-year average daily sales volumes of 82.7 thousand BOE increased 8% compared to 2008, excluding the impact of our 2008 divestments. Fourth quarter average daily sales volumes increased 4% to 86.4 thousand BOE from the third quarter 2009.

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In the Gulf of Mexico, two significant exploration discoveries, Lucius and Davy Jones, were recently announced expanding PXP’s large development portfolio. Appraisal and further drilling continues on these wells as well as our Blueberry Hill and Hurricane Deep appraisal wells.

Houston, Texas, January 26, 2010 - Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) today reported 2009 operational results.

James C. Flores, Chairman, President and CEO of PXP commented, “The quality of our people and portfolio continue to stand out as we reported significant progress in growing production and reserves. During 2009, we increased production sales volumes by 8% over 2008, excluding the impact of our 2008 divestments, and grew total proved reserves by 23% over 2008 year-end amounts. Our Flatrock development in the Gulf of Mexico and our accelerated Haynesville Shale project are the primary drivers of this growth. Our Gulf of Mexico exploration program delivered a number of discoveries adding to our potential future development project inventory. We participated in discoveries at the Davy Jones prospect on South Marsh Island Block 230 announced in January 2010, the Lucius prospect on Keathley Canyon Block 875, and the Blueberry Hill prospect on Louisiana State Lease 340. PXP is in an enviable position with a balanced, geographically diverse, lower-risk portfolio of producing properties, which underpin our long-term growth strategy. These are the catalysts supporting our average annual reserve growth target of 20% and production growth target of 10% over the next several years.”

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PROVED RESERVES

Year-end estimated proved reserves of 359.5 million BOE were 60% oil and 40% natural gas. Further, estimated proved reserves were 64% developed and 36% undeveloped. The estimated reserves are based on the twelve-month average West Texas Intermediate oil price of $61.18 per barrel and Henry Hub natural gas price of $3.87 per million British thermal units.

A detailed breakdown of reserves and costs incurred for 2009 will be provided when PXP reports full year results on February 25, 2010. The following table provides a proved reserve summary reconciliation.

Proved reserves (MMBOE):

2008 Year-end estimated proved reserves	292.1
2009 Extensions, discoveries and other additions	59.4
2009 Revisions	38.6
2009 Production	(30.6)

2009 Year-end estimated proved reserves	359.5

Reserve replacement ratio	320%

OPERATIONAL HIGHLIGHTS

Outstanding drilling results continue in the Haynesville Shale and production from this resource base is growing quickly. The fourth quarter average daily production of approximately 75 million cubic feet equivalent (MMCFE) net to PXP represents a 436% increase from the first quarter 2009. Production is expected to continue to increase to approximately 125 MMCFE net per day by year-end 2010. PXP and its partner, and operator, Chesapeake Energy Corporation (NYSE: CHK) are currently operating 37 rigs and expect to operate an average of 40 rigs in 2010, plus 15 or more rigs by other operators on our acreage.

The Flatrock area wells averaged 58 MMCFE per day net to PXP in the fourth quarter of 2009. At year-end 2009, production from the Flatrock area exceeded 62 MMCFE per day net to PXP.

As previously reported, the Davy Jones well has been drilled from 28,263 feet to 28,603 feet and the well has been logged with pipe-conveyed wireline logs to 28,530 feet. The wireline log results indicated a new hydrocarbon bearing sand that totaled 65 net feet. The new sand interval combined with the 135 feet of net pay announced on January 11, 2010 brings the total possible productive net sands to 200 feet in the Davy Jones well. McMoRan Exploration Company (NYSE: MMR) is the operator and PXP holds a 27.7% working interest.

The Blueberry Hill appraisal well on Louisiana State Lease 340, which commenced on November 8, 2009, is currently drilling below 17,000 feet towards a proposed total depth of 21,850 feet. McMoRan is the operator and PXP holds a 47.9% working interest.

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The Hurricane Deep appraisal well on South Marsh Island Block 217, which commenced on November 17, 2009, is currently drilling below 16,100 feet towards a proposed total depth of 21,750 feet. Chevron is the operator and PXP holds 30.0% working interest.

The Lucius appraisal well located on Keathley Canyon Block 875 is currently drilling below 20,000 feet. As previously announced, the discovery well encountered more than 200 feet of net pay in subsalt Pliocene and Miocene sands. The Lucius discovery was drilled to a total depth of about 20,000 feet in approximately 7,100 feet of water using the new ultra-deepwater Ensco 8500 semi-submersible drilling rig. This up-dip appraisal well is being drilled on the same block, approximately 3,200 feet south of the discovery and results are expected shortly. Anadarko Petroleum Corporation (NYSE: APC) is the operator and PXP holds a 33.3% working interest.

DEPRECIATION, DEPLETION AND AMORTIZATION

Fourth quarter depreciation, depletion and amortization (DD&A) is expected to be $15.93 per BOE. For the full-year 2009, DD&A is expected to be $13.49 per BOE which is within the 2009 full-year guidance range of $12.00 - $14.00 per BOE.

2009 EARNINGS CONFERENCE CALL

PXP is scheduled to release 2009 fourth quarter and year end results on Thursday, February 25, 2010, before the market opens and will host its quarterly conference call that same day, Thursday, February 25, 2010, at 8:00 a.m. Central time.

Investors wishing to participate in the conference call may dial 1-800-567-9836 or 1-973-935-8460. The conference call and replay ID are: 50568720. The replay will be available through Thursday, March 11, 2010 and can be accessed by dialing 1-800-642-1687 or 1-706-645-9291.

A live webcast of the conference call will be available in the Investor Information section of PXP’s website at www.pxp.com during the call and for 60 days after the event date.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

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ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statement. These include statements regarding:

* reserve and production estimates,
* oil and gas prices,
* the impact of derivative positions,
* production expense estimates,
* cash flow estimates,
* future financial performance,
* capital and credit market conditions,
* planned capital expenditures, and
* other matters that are discussed in PXP's filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, for the year ended December 31, 2008, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

Contact:
Investors:	Media:
Hance Myers, 713-579-6291	Scott Winters, 713-579-6190
hmyers@pxp.com	swinters@pxp.com

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